Exhibit 99.1

FOR IMMEDIATE RELEASE
METALICO CEO AGÜERO TO PRESENT
AT CANACCORD GENUITY GROWTH CONFERENCE

CRANFORD, NJ, August 9, 2012 – Carlos E. Agüero, President and Chief Executive Officer of Metalico, Inc. (NYSE MKT: MEA), is scheduled to speak on August 16 at the 32nd Annual Canaccord Genuity Growth Conference in Boston.

Mr. Agüero will discuss the Company’s growth strategies and present an overview of current market conditions at Boston’s InterContinental Hotel at 1:30 p.m. He will also participate in one-on-one and small group meetings through the day.

The annual Canaccord Genuity conference is a premier investment forum for innovative small and mid-cap growth companies from the US, Canada, and the UK. Institutional and private investors, as well as venture capitalists, are provided with the opportunity to speak directly with the management teams of more than 300 public and private companies.

About Metalico
Metalico, Inc. is a holding company with operations in three principal business segments: Ferrous and Non-Ferrous Scrap Metal Recycling, PGM and Minor Metals recycling, and Fabrication of Lead-Based Products. The Company operates 27 recycling facilities in New York, Pennsylvania, Ohio, West Virginia, New Jersey, Texas, and Mississippi and four lead fabricating plants in Alabama, Illinois, and California. Metalico’s common stock is traded on the NYSE MKT (formerly the NYSE Amex) under the symbol MEA.

Contact:	Metalico, Inc. Carlos E. Agüero Michael J. Drury info@metalico.com

186 North Avenue East Cranford, NJ 07016 (908) 497-9610 Fax: (908) 497-1097 www.metalico.com

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